Exhibit (5)

PACIFIC LIFE & ANNUITY COMPANY

Mailing Address | Life Insurance Operations Center
P.O. Box 6520 • Newport Beach, CA 92658-6520
(888) 595-6997

APPLICATION FOR LIFE INSURANCE, PART I

PRODUCER INSTRUCTIONS – APPLICATION FOR LIFE INSURANCE, PART I

STATE AVAILABILITY

This form is accepted in the state of New York.

SUBMISSION FORMS

REQUIRED FORMS	ADDITIONAL FORMS THAT MAY BE NECESSARY	
▪ Application for Life Insurance ▪ Complete Illustration ▪ Definition of Replacement	▪ New York Regulation 60 Forms (see other side for more information) ▪ Temporary Insurance Agreement ▪ HIV Consent Form ▪ Application, Part II, Non-Medical ▪ Replacement Form(s) ▪ 1035 Exchange Absolute Assignment ▪ Internal Replacement Request	▪ Illustration Disclosure ▪ Illustration Certificate ▪ Telephone/Electronic Authorization Request for VUL ▪ Telephone/Electronic Authorization Request for EIUL ▪ New Business Submission Transmittal

Based on case design, additional forms may be required.

To obtain forms, login to *Lifeline.PacificLife.com*, email: marketing.orders@PacificLife.com, or call Marketing at extension 3920.

PRODUCT SECTIONS IN APPLICATION TO COMPLETE

To determine which product section to complete in the application, refer to the table below:

Product Name	Section to Complete
Pacific Select Exec III-NY Performer 500-NY Select Estate Preserver-NY	Section D
Pacific Indexed Accumulator-NY	Section F
Flex Protector-NY	Section H
Pro Term-NY	Section J

SIGNATURE REQUIREMENTS

Party	When Signature is Required
Proposed Insured	Required if other than Applicant. If the Proposed Insured is under age 14 years and 6 months or younger, a parent or guardian must sign for the Proposed Insured.
Additional Insured	Required if submitting an application for a Second-to-Die life insurance policy or additional insured term rider.
Owner	Required if other than the Applicant or the Proposed Insured.
Additional Owner*	Required if more than one owner or co-trustee.
Applicant*	Always required. The Applicant is the party that initiates and applies for the life insurance policy.
Producer	Always required. The Producer solicits the policy to the Applicant.

* If a Corporation, the signature and title of an authorized officer other than the Proposed Insured(s) is required, and the full name of the Corporation must be shown. If a trust, the signature of the trustee(s) is required. If there are co-trustees, one trustee must sign. If there are joint trustees, all trustees must sign.

TEMPORARY INSURANCE REQUIREMENTS

TIA Qualifications	To qualify for temporary life insurance, the Proposed Insured(s) must be: ▪ able to answer "No" to all of the questions on the Temporary Insurance Agreement ▪ over 15 days of age and under the age of 70
Submitting TIAs	The TIA is limited to $1,000,000 for individual products and $1,500,000 for Second-to-Die products. When submitting money (or initial premium) with an application: ▪ it is preferred that the check for the TIA, application, and TIA form all have the same date ▪ if the producer is unable to obtain a check at the time the application is completed, the check may be dated up to 3 days later than the TIA and application ▪ the check, TIA, and application must be sent to Pacific Life & Annuity at the same time

SALES ILLUSTRATION

The complete illustration including the Producer/Home Office Administration Worksheet and Input page(s), representing how the policy is being applied for, must be submitted with the application. All sales illustrations must be dated on, or prior to, the application date. The illustration information should match the application. If not, the application may be amended. The following are additional requirements by product type:

Non-Variable Life Insurance	The illustration must be signed by the Applicant and Producer.
Variable Life Insurance	The Illustration Disclosure (Form 85-21827) must be signed by the Applicant.

REPLACEMENT NOTICE

When a replacement is involved, the Replacement Notice must be signed and dated on, or prior to, the application date.

A05LI-NY 85-23808-13 05/2006

PACIFIC LIFE & ANNUITY COMPANY

Mailing Address | Life Insurance Operations Center
P.O. Box 6520 • Newport Beach, CA 92658-6520
(888) 595-6997

PACIFIC LIFE & ANNUITY COMPANY

PRODUCER INSTRUCTIONS – APPLICATION FOR LIFE INSURANCE (Con'd)

SPECIAL NEW YORK REQUIREMENTS

DEFINITION OF REPLACEMENT The Definition of Replacement – Form 85-21774, must accompany every application for life insurance even if a replacement is not involved.	To determine if a life insurance policy or annuity contract is to be replaced, prior to taking the application, the Producer must review the Definition of Replacement – Form 85-21774, with the Applicant(s). The form must be signed and dated by the Applicant(s) and Producer before an application can be taken in the state of New York.	
	If	**Then**
	All of the questions on the Definition of Replacement form are answered "No"	No replacement is involved and an application may be taken.
	Any question on the Definition of Replacement is answered "Yes"	A replacement is involved and an application may not be taken at that time. The New York Regulation 60 Authorization to Release Information – Form 85-21957 is required and the New York Regulation 60 procedures must be completed. (Refer to the New York Regulation 60 Replacement Procedures – Form 85-21956.)
BUYER'S GUIDE	New York requires a Buyer's Guide be given to the Applicant at or prior to taking an application.	

IMPORTANT REMINDERS

The following are guidelines for completing the application:

- All signatures must be original. (i.e., not stamped, photocopied, or faxed)
- Complete appropriate sections prior to signing the application. Never sign or let anyone else sign a blank application.
- Do not use dashes, blanks, and/or ditto marks to record answers. If any of these methods are used, the application will be amended.
- Do not use "white out" to make changes. If a change is made to an answer, the appropriate party(ies) must initial the change. If not initialed by the appropriate party(ies) the application will be amended. If seven (7) or more changes are made, even if these changes are initialed, a new application must be completed.
- Once the application is signed, no additional information can be added unless the change is made and initialed by the appropriate party(ies).
- Prior to solicitation, the Producer must be licensed in the state of New York. Also, the Producer must be appointed by Pacific Life & Annuity.
- The product being applied for must be approved for sale in the state of New York.
- The solicitation, execution of the application, and delivery of the policy must take place in the state of New York.

Note: The Producer/Home Office Administrative Worksheet, which is part of the illustration, will assist you in completing the application.

A05LI-NY 85-23808-13 05/2006

APPNY PACIFIC LIFE & ANNUITY COMPANY Mailing Address Life Insurance Operations Center P.O. Box 6520 • Newport Beach, CA 92658-6520 (888) 595-6997 APPLICATION FOR LIFE INSURANCE, PART I SECTION A CLIENT INFORMATION PROPOSED INSURED Complete for all Life Insurance Policies. 1. Name of Proposed Insured: First MI Last 2. Sex Male Female 3. Date of Birth 4. Age (Nearest birthday) 5. Place of Birth 6. Social Security # 7. Driver’s License # & State 8. Telephone # (include area code) 9. E-mail Address 10. Address: Street City State Zip Code 11. How Long yr mo 12. Employer’s Name 13. Employer’s Address: Street City State Zip Code 14. How Long yr mo 15. Occupation 16. Type of Business PROPOSED ADDITIONAL INSURED Complete for a Joint and Last Survivor Life Insurance Policy or for a Term Rider on Another Covered Person for an Individual Life Insurance Policy. 17. Name of Additional Proposed Insured: First MI Last 18. Sex Male Female 19. Date of Birth 20. Age (Nearest birthday) 21. Place of Birth 22. Social Security # 23. Driver’s License # & State 24. Telephone # (include area code) 25. E-mail Address 26. Address: Street City State Zip Code 27. How Long yr mo 28. Employer’s Name 29. Employer’s Address: Street City State Zip Code 30. How Long yr mo 31. Occupation 32. Type of Business 33. Relationship to Insured OWNER Complete only if Owner is other than the Insured(s). If Trust, give name of trust in #34, trustee’s name in #35, and date of trust in #36. 34. Name of Owner(s) 35. Trustee’s Name (if owner is Trust): First MI Last 36. Trust Date (if owner is Trust) 37. Address: Street City State Zip Code 38. Relationship to Insured(s) 39. Date of Birth 40. Soc. Sec. # / Tax ID # 41. Telephone # 42. E-mail Address PRIMARY BENEFICIARY If Trust, give name of trust in #43, trustee’s name in #44, and date of trust in #45. 43. Name of Beneficiary 44. Trustee’s Name (if beneficiary is Trust): First MI Last 45. Trust Date 46. Relationship to Insured(s) 47. Social Security # / Tax ID # CONTINGENT BENEFICIARY 48. Name of Contingent Beneficiary 49. Relationship to Insured(s) 50. Social Security # / Tax ID # A05LI-NY Page 1 85-23808-13 05/2006

SECTION A CLIENT INFORMATION (CONTINUED) BENEFICIARY FOR INDIVIDUAL TERM RIDER 51. Name of Beneficiary for Individual Term Rider 52. Relationship to Insured 53. Social Security # / Tax ID # PREMIUM NOTICES 54. Send Premium Notices to: Insured Owner Other (If other, give name, relationship, and address below) 55A. Name B. Relationship to Insured(s) C. Address: Street City State Zip Code 56. Method & Frequency of Payment (Select One): A. Direct · Annually · Semi-Annually · Quarterly B. Electronic Funds Transfer (EFT) (Monthly only) Attach voided check and complete EFT Authorization on page 13. C. List Bill (3 or more policies) · Annually · Semi-Annually · Quarterly · Monthly D. Single Premium AMOUNT PAID WITH THIS APPLICATION 57A. Is an initial premium submitted with this application? Yes No (Do not submit money unless the Temporary Insurance Agreement is completed) B. If yes, show amount of initial premium and complete the Amount $ next question. C. Do you understand, accept, and agree to the terms of the Temporary Insurance Agreement? Yes No SPECIAL POLICY DATING 58A. Date to Save Age Specific Date If either box is checked, give policy date and complete below: Mo/Day/Year B. I understand that insurance charges and expenses begin on the Policy Date Yes No LIFE INSURANCE IN FORCE 59. Are there any life insurance and/or annuity contracts in force on any proposed Insured? Yes No If yes, give details below: Insured’s Name Company Policy Number Face Amount Year Issued Will This Policy Be Replaced? YES NO REPLACEMENT & 1035 EXCHANGE INFORMATION YES NO 60. Will the policy applied for replace, cause a change in, or involve a cash withdrawal or loan from any life insurance or annuity on any Proposed Insured’s life or in any life insurance or annuity owned by the Applicant? If yes, give details in “Remarks.” 61. Is this a 1035 exchange? If yes, list the policies to be exchanged in “Remarks.” 62. If a 1035 exchange, will a loan be carried over? If yes, list in “Remarks” the policies and the loan amount(s) to be carried over. MODIFIED ENDOWMENT CONTRACT (MEC) DISCLOSURE Under federal tax rules, if a policy is received in exchange for an old policy that had become a MEC, the new policy will also be a MEC. This rule applies whether or not the two policies are issued by the same insurance company. REMARKS — IDENTIFY QUESTION AND GIVE DETAILS A05LI-NY Page 2 85-23808-13 05/2006

SECTION B	GENERAL INFORMATION				
GENERAL INFORMATION Complete each question for the Proposed and Additional Insured.		Proposed Insured		Additional Insured	
	1. Annual earned income from occupation (After deduction of business expenses)	$		$	
	2. Other income (State source in "Remarks")	$		$	
	3. Net Worth	$		$	
		YES	NO	YES	NO
	4. Do you contemplate leaving the USA for travel or residence? (If yes, explain in "Remarks")	☐	☐	☐	☐
	5A. Do you plan to fly, or within the last 2 years have you flown, as a pilot, student pilot, or crewmember? (If yes, complete the applicable questionnaire for each Proposed/Additional Insured)	☐	☐	☐	☐
	B. Do you plan to participate in, or within the last 2 years have you participated in, parachute jumping, scuba diving, auto/motorboat/motorcycle racing, hang gliding, or mountain climbing? (If yes, complete the applicable questionnaire for each Proposed/Additional Insured)	☐	☐	☐	☐
	6. Have you ever had insurance declined, rated, modified, cancelled, or not renewed? (If yes, explain in "Remarks")	☐	☐	☐	☐
	7. Have you been convicted of a felony within the past 5 years? (If yes, explain in "Remarks")	☐	☐	☐	☐
	8. Have you had a driver's license restricted or revoked or been convicted of 3 or more moving violations within the past 5 years? (If yes, explain in "Remarks")	☐	☐	☐	☐
	9. Have you applied for any other insurance within the last 3 months? (If yes, explain in "Remarks")	☐	☐	☐	☐
	10. Have you smoked a cigarette in the last 12 months? (If yes, give date last smoked)	☐ Date: ______	☐	☐ Date: ______	☐
	11. Have you used any other form of tobacco within the last 2 years? (If yes, give type and date last used)	☐ Type: ______ Date: ______	☐	☐ Type: ______ Date: ______	☐

JUVENILE INSURANCE

12A. If a child age 14 years and 6 months or younger is to be insured under this policy, answer B & C below:

B. What is the relationship of the owner to the child? ____________________

C. What is the total amount of insurance on the owner, which is in force and applied for in this and all other companies?
$____________________

SECTION C — MEDICAL CERTIFICATION

MEDICAL CERTIFICATION
Complete when submitting a medical examination of another insurance company.

1. The attached examination is on the life of:

Proposed Insured	Additional Insured	Name of Insurance Company	Date of Examination
☐	☐		
☐	☐		

2. To the best of your knowledge and belief, are the statements in the examination true as of today?
   - Proposed Insured ☐ Yes ☐ No
   - Additional Insured ☐ Yes ☐ No
   (If no, explain in Remarks)

3. Has the person who was examined consulted a doctor or other medical practitioner, or received medical or surgical advice since the date of the examination?
   - Proposed Insured ☐ Yes ☐ No
   - Additional Insured ☐ Yes ☐ No
   (If yes, explain in Remarks)

REMARKS – IDENTIFY QUESTION AND GIVE DETAILS

A05LI-NY Page 3 85-23808-13 05/2006

SECTION D POLICY INFORMATION FOR VARIABLE LIFE INSURANCE PRODUCT/PREMIUM 1. Product Name 2A. Initial Premium B. Planned Annual Premium DEATH BENEFIT 3. Face Amount (Base Only) Initial Annual Renewable Term Insurance Rider/ Joint and Last Survivor Term Insurance Rider Total Initial Coverage DEATH BENEFIT OPTION 4. Check one: · Option A (Level) · Option B (Increasing) · Option C (Face amount plus premiums less distributions) · Option D (Face amount multiplied by a death benefit factor) OPTIONAL BENEFITS 5. Individual Life Insurance Products Only A. Annual Renewable Term Rider on Other Covered Person $ B. Accidental Death Rider $ C. Children’s Term Rider $ (Complete Application Part 2, Non-Medical) D. Disability Benefit Rider $ E. Guaranteed Insurability Rider $ F. Waiver of Charges Rider (On Insured) 6. Joint and Last Survivor Life Insurance Products Only A. Individual Annual Renewable Term Rider on the Proposed Insured $ B. Individual Annual Renewable Term Rider on the Additional Insured $ 7. If any optional benefit applied for cannot be approved, should the policy be issued without it? Yes No LIFE INSURANCE QUALIFICATION TEST 8. Life Insurance Qualification Test (Check One): (Qualification test cannot be changed after the policy is issued.) Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT) (Not available on all products) GUARANTEED COST OF INSURANCE PERIOD 9. Guaranteed Cost of Insurance (COI) Period (Check One) 5 years 10 years ACKNOWLEDGEMENT To be completed by the Applicant. All questions must be answered. If applying for an alternate/additional variable product that is different than the primary policy, enter the dates of prospectus(es) received in remarks section. 10. Do you understand that the amount and duration of the death benefit may vary, depending on the investment performance of the variable investment options? Yes No 11. Do you understand that the policy values may increase or decrease, depending on the investment experience of the variable investment options? Yes No POLICY VALUES MAY INCREASE OR DECREASE, AND MAY EVEN BE REDUCED TO ZERO AND CAUSE THE POLICY TO LAPSE WITHOUT VALUE, DEPENDING ON THE EXPERIENCE OF THE VARIABLE INVESTMENT OPTIONS. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. A CURRENT ILLUSTRATION OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND HYPOTHETICAL CASH SURRENDER VALUES, IS AVAILABLE UPON REQUEST. 12. I acknowledge receipt of the prospectus(es) for the policy applied for as indicated below: Fund Name Policy, Pacific Select Fund, American Fund Prospectuses Variable Insurance Trust Prospectuses Date (mm/dd/yyyy) REBALANCING (Optional) Not available for Fixed Accounts. 13. I authorize Pacific Life & Annuity Company to automatically rebalance the variable accounts to the allocation percentages shown in question 16. Start Date: Month Day Year Frequency: Quarterly Semi-Annually Annually FIRST YEAR TRANSFER PROGRAM 14. I elect First Year Transfer Program. Yes No (If elected, submit the proper authorization form) DOLLAR COST AVERAGING 15. I elect Dollar Cost Averaging. Yes No Iif elected, submit the proper authorization form) REMARKS — IDENTIFY QUESTION AND GIVE DETAILS A05LI-NY Page 4 85-23808-13 05/2006

SECTION D POLICY INFORMATION FOR VARIABLE LIFE INSURANCE (Continued) PREMIUM ALLOCATIONS 16. Indicate how premiums are to be allocated until later changed by you or your authorized representative. The total of the percentages must be 100%. Allocation percentages must be whole numbers. Pacific Select Fund Investment Options AllianceBernstein International Value BatteryMarch International Small Cap Capital Guardian Diversified Research Equity Capital Research American Funds Growth American Funds Growth-Income Columbia Management Technology Goldman Sachs Short Duration Bond Concentrated Growth J.P. Morgan Diversified Bond Janus Growth LT Focused 30 Jennison Associates Health Sciences Lazard Mid-Cap Value Loomis Sayles & Company, L.P. Large-Cap Growth MFS Capital Opportunities International Large-Cap Mercury Equity Index Small-Cap Index NFJ Small-Cap Value Neuberger Berman Fasciano Small Equity Oppenheimer Multi-Strategy Main Street® Core Emerging Markets PIMCO Inflation Managed Managed Bond Pacific Life Money Market High Yield Bond Salomon Large-Cap Value Van Kampen Comstock Real Estate Mid-Cap Growth Vaughan Nelson VN Small-Cap Value Variable Insurance Trust Investment Options Fidelity ®Variable Insurance Products Funds Contrafund ®Service Class 2 Growth Service Class 2 Mid Cap Service Class 2 Value Strategies Service Class 2 FAM Variable Series Funds, Inc. Mercury Basic Value V.I. Fund Class III Mercury Global Allocation V.I. Fund Class III T. Rowe Price Equity Series, Inc. T. Rowe Price Blue Chip Growth Portfolio — II T. Rowe Price Equity Income Portfolio — II Van Eck Worldwide Insurance Trust Worldwide Hard Assets Fund Fixed Account Investment Options Pacific Life Fixed Account* Pacific Life Fixed LT Account* *The Fixed LT Account has less transfer liquidity and may credit a higher current rate of interest than the Fixed Account. Both fixed account options credit a fixed minimum guaranteed interest rate. See the prospectus for details. A05LI-NY Page 5 85-23808-13 05/2006

SECTION E	POLICY INFORMATION FOR AN ADDITIONAL OR ALTERNATE VARIABLE LIFE INSURANCE POLICY				
(SELECT ONE)	VARIABLE FLEXIBLE PREMIUM LIFE INSURANCE POLICY ☐ ADDITIONAL OR ☐ ALTERNATE				
PRODUCT/PREMIUM	1. Product Name		2A. Initial Premium $		B. Planned Annual Premium $
DEATH BENEFIT	3. Face Amount (Base Only) $	+	Initial Annual Renewable Term Rider/ Joint and Last Survivor Added Protection Benefit Rider $	=	Total Initial Coverage $
DEATH BENEFIT OPTION	4. Check one: ☐ Option A (Level) ☐ Option B (Increasing) ☐ Option C (Face amount plus premiums less distributions) ☐ Option D (Face amount times the death benefit factor)				
OPTIONAL BENEFITS	**5. Individual Life Insurance Products Only** A. ☐ Annual Renewable Term Rider on Other Covered Person $________ B. ☐ Accidental Death Rider $________ C. ☐ Children's Term Rider $________ (Complete Application Part 2, Non-Medical) D. ☐ Disability Benefit Rider $________ E. ☐ Guaranteed Insurability Rider $________ F. ☐ Waiver of Charges Rider (On Insured)				**6. Joint and Last Survivor Life Insurance Products Only** A. ☐ Individual Annual Renewable Term Rider on the Proposed Insured $________ B. ☐ Individual Annual Renewable Term Rider on the Additional Insured $________
	7. If any optional benefit applied for cannot be approved, should the policy be issued without it? ☐ Yes ☐ No				
LIFE INSURANCE QUALIFICATION TEST	8. Life Insurance Qualification Test (Check One): (Qualification test cannot be changed after the policy is issued.) ☐ Guideline Premium Test (GPT) ☐ Cash Value Accumulation Test (CVAT) (Not available on all products)				
GUARANTEED COST OF INSURANCE PERIOD	9. Guaranteed Cost of Insurance (COI) Period (Check One) ☐ 5 years ☐ 10 years				

REMARKS – IDENTIFY QUESTION AND GIVE DETAILS

A05LI-NY Page 6 85-23808-13 05/2006

SECTION E POLICY INFORMATION FOR AN ADDITIONAL OR ALTERNATIVE VARIABLE LIFE INSURANCE POLICY(Continued) PREMIUM ALLOCATIONS 10. Indicate how premiums are to be allocated until later changed by you or your authorized representative. The total of the percentages must be 100%. Allocation percentages must be whole numbers. Pacific Select Fund Investment Options AllianceBernstein International Value BatteryMarch International Small Cap Capital Guardian Diversified Research Equity Capital Research American Funds Growth American Funds Growth-Income Columbia Management Technology Goldman Sachs Short Duration Bond Concentrated Growth J.P. Morgan Diversified Bond Janus Growth LT Focused 30 Jennison Associates Health Sciences Lazard Mid-Cap Value Loomis Sayles & Company, L.P. Large-Cap Growth MFS Capital Opportunities International Large-Cap Mercury Equity Index Small-Cap Index NFJ Small-Cap Value Neuberger Berman Fasciano Small Equity Oppenheimer Multi-Strategy Main Street® Core Emerging Markets PIMCO Inflation Managed Managed Bond Pacific Life Money Market High Yield Bond Salomon Large-Cap Value Van Kampen Comstock Real Estate Mid-Cap Growth Vaughan Nelson VN Small-Cap Value Variable Insurance Trust Investment Options Fidelity ® Variable Insurance Products Funds Contrafund ® Service Class 2 Growth Service Class 2 Mid Cap Service Class 2 Value Strategies Service Class 2 FAM Variable Series Funds, Inc. Mercury Basic Value V.I. Fund Class III Mercury Global Allocation V.I. Fund Class III T. Rowe Price Equity Series, Inc. T. Rowe Price Blue Chip Growth Portfolio — II T. Rowe Price Equity Income Portfolio — II Van Eck Worldwide Insurance Trust Worldwide Hard Assets Fund Fixed Account Investment Options Pacific Life Fixed Account* Pacific Life Fixed LT Account* *The Fixed LT Account has less transfer liquidity and may credit a higher current rate of interest than the Fixed Account. Both fixed account options credit a fixed minimum guaranteed interest rate. See the prospectus for details. A05LI-NY Page 7 85-23808-13 05/2006

SECTION F POLICY INFORMATION FOR AN EQUITY INDEXED UNIVERSAL LIFE INSURANCE POLICY PRODUCT/PREMIUM 1. Product Name 2A. Initial Premium B. Planned Annual Premium DEATH BENEFIT 3. Basic Amount Additional Coverage Amount (if applicable) ABR Coverage Amount (if applicable) Total Initial Coverage DEATH BENEFIT OPTION 4. Check one: Option A (Level) Option B (Increasing) Option C (Face amount plus premiums less distributions) OPTIONAL BENEFITS
5A.Children’s Term Rider $ (Complete Application Part 2, Non-Medical) B. Disability Benefit Rider $ C. Guaranteed Insurability Rider $ D. Spouse Term Rider E. Waiver of Charges Rider (On Insured) 6. If any optional benefit applied for cannot be approved, should the policy be issued without it? Yes No LIFE INSURANCE QUALIFICATION TEST 7. Life Insurance Qualification Test (Check One): (Qualification test cannot be changed after the policy is issued.) Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT) GUARANTEED COST OF INSURANCE PERIOD 8. Guaranteed Cost of Insurance (COI) Period (Check One) 3 years 5 years 10 years AUTOMATIC TRANSFERS Percentages must be whole numbers. 9. Automatic Transfer on Premium Payment & Loan Repayment Amount in the Fixed Account to be transferred to the Indexed Account on the next transfer date (measured as a percentage of prior premium payment or loan repayment*): % (If left blank, no amount will be automatically transferred to the Indexed Account) *The amount Pacific Life & Annuity will actually transfer from the Fixed Account to the Indexed Account will be the lesser of (1) an amount equal to the percentage (indicated above) of all premium and loan repayments paid since the last Transfer Date; and (2) the balance of your Fixed Account as of the applicable Transfer Date. 10.Automatic Transfer on Segment Maturity Percentage of matured Segment Value to be applied to a new Segment in the Indexed Account: % (If left blank, 100% of the value of the matured Segment will remain in the Indexed Account and be applied to a new Segment) SECTION G (SELECT ONE) POLICY INFORMATION FOR AN ADDITIONAL OR ALTERNATE EQUITY INDEXED UNIVERSAL LIFE INSURANCE POLICY FLEXIBLE PREMIUM UNIVERSAL LIFE INSURANCE POLICY ADDITIONAL OR ALTERNATE PRODUCT/PREMIUM 1. Product Name 2A. Initial Premium B. Planned Annual Premium DEATH BENEFIT 3. Basic Amount Additional Coverage Amount (if applicable) +ABR Coverage Amount(if applicable) Total Initial Coverage DEATH BENEFIT OPTION 4. Check one: Option A (Level) Option B (Increasing) Option C (Face amount plus premiums less distributions) OPTIONAL BENEFITS 5A. Children’s Term Rider $ (Complete Application Part 2, Non-Medical) B. Disability Benefit Rider $ C. Guaranteed Insurability Rider $ D. Spouse Term Rider E. Waiver of Charges Rider (On Insured) 6. If any optional benefit applied for cannot be approved, should the policy be issued without it? Yes No LIFE INSURANCE QUALIFICATION TEST 7. Life Insurance Qualification Test (Check One): (Qualification test cannot be changed after the policy is issued.) Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT) GUARANTEED COST OF INSURANCE PERIOD 8. Guaranteed Cost of Insurance (COI) Period (Check One) 3 years 5 years 10 years AUTOMATIC TRANSFERS Percentages must be whole numbers. 9. Automatic Transfer on Premium Payment & Loan Repayment Amount in the Fixed Account to be transferred to the Indexed Account on the next transfer date (measured as a percentage of prior premium payment or loan repayment*): % (If left blank, no amount will be automatically transferred to the Indexed Account) *The amount Pacific Life & Annuity will actually transfer from the Fixed Account to the Indexed Account will be the lesser of (1) an amount equal to the percentage (indicated above) of all premium and loan repayments paid since the last Transfer Date; and (2) the balance of your Fixed Account as of the applicable Transfer Date. 10.Automatic Transfer on Segment Maturity Percentage of matured Segment Value to be applied to a new Segment in the Indexed Account: % (If left blank, 100% of the value of the matured Segment will remain in the Indexed Account and be applied to a new Segment) A05LI-NY Page 8 85-23808-13 05/2006

SECTION H	POLICY INFORMATION FOR SCHEDULED PREMIUM UNIVERSAL LIFE INSURANCE		
PRODUCT/FACE AMOUNT	1. Product Name	2. Face Amount $	3. Check box for 412(i) plan ☐

SECTION I	POLICY INFORMATION FOR AN ADDITIONAL OR ALTERNATE SCHEDULED PREMIUM UNIVERSAL LIFE INSURANCE	
(SELECT ONE)	FIXED PREMIUM LIFE INSURANCE POLICY ☐ ADDITIONAL OR ☐ ALTERNATE	
PRODUCT/FACE AMOUNT	1. Product Name	2. Face Amount $

REMARKS – IDENTIFY QUESTION AND GIVE DETAILS

SECTION J	POLICY INFORMATION FOR TERM LIFE INSURANCE	
PRODUCT/FACE AMOUNT	1. Product Name	2. Face Amount $
OPTIONAL BENEFITS	3. ☐ Premium Waiver (On Insured)	
	4. **If the optional benefit applied for cannot be approved, should the policy be issued without it? ☐ Yes ☐ No**	

SECTION K	POLICY INFORMATION FOR AN ADDITIONAL OR ALTERNATE TERM LIFE INSURANCE POLICY	
(SELECT ONE)	TERM LIFE INSURANCE POLICY ☐ ADDITIONAL OR ☐ ALTERNATE	
PRODUCT/FACE AMOUNT	1. Product Name	2. Face Amount $
OPTIONAL BENEFITS	3. ☐ Premium Waiver (On Insured)	
	4. **If the optional benefit applied for cannot be approved, should the policy be issued without it? ☐ Yes ☐ No**	

REMARKS – IDENTIFY QUESTION AND GIVE DETAILS

SECTION L	CERTIFICATION OF OWNER'S TAXPAYER ID
CERTIFICATION OF OWNER'S TAXPAYER IDENTIFICATION #	Under penalty of perjury, I certify that: 1. The number shown in this application as my social security number or taxpayer identification number is correct; and 2. I am not subject to backup withholding under Section 3406(a)(1)(c) of the Internal Revenue Code. 3. I am a U.S. person. (including a U.S. resident alien) (If statement 2 or 3 is false strike out and initial) **The Internal Revenue Service requires this certification before any taxable distribution can be made.**

A05LI-NY Page 9 85-23808-13 05/2006

SECTION M DECLARATIONS DECLARATIONS The answers in this application are true and complete to the best of my knowledge and belief. I understand and agree that: 1. Except as provided in the terms or conditions of any Temporary Insurance Agreement that I may have received in connection with this application, coverage will take effect when the policy is delivered and the entire first premium is paid only if at that time the Proposed Insured(s) is alive, and all answers in this application that are material to the risk are still true and complete to the best of my knowledge and belief. 2. If I have given money with the application and received a Temporary Insurance Agreement and if the coverage amount of the application exceeds the Temporary Insurance Agreement coverage limits, I understand that if the Proposed Insured(s) die(s) before a policy is delivered, the death benefit will be limited to the Temporary Insurance Agreement coverage limit. 3. I must inform the Producer or Pacific Life & Annuity Company in writing of any changes in the health of any Proposed Insured(s) or if any of the statements or answers on this application change prior to delivery of the policy. 4. My statements and answers in this application must continue to be true, to the best of my knowledge and belief, as of the date I receive the policy. 5. No Producer is authorized to make or modify contracts or insurance policies on Pacific Life & Annuity Company’s behalf. 6. No Producer may alter the terms of this application, the Temporary Insurance Agreement, or the policy, nor can the Producer waive any of Pacific Life & Annuity Company’s rights or requirements. 7. I believe that the policy(ies) applied for will meet my insurance needs and financial objectives. 8. This application will be attached to and made part of the policy. 9. If this life insurance application is being submitted for purposes of obtaining business insurance, the applicant and beneficiary have an insurable interest in the life or lives of the persons proposed to be insured. For these purposes, the phrase “insurable interest” means a lawful and substantial economic interest in the continued life, health or bodily safety of the person(s) proposed to be insured, as distinguished from an interest which would arise only by, or would be enhanced in value by, the death, disablement or injury of the persons proposed to be insured. New York Ins. Law §3205(a)(1)(B). 10. If this life insurance application is being submitted in connection with a non-qualified retirement plan, each person proposed to be insured is a member of “a select group of management and highly compensated employees” as that phrase is understood under the Employee Retirement Income Security Act of 1974. 11. Applicable only for flexible premium universal life insurance with equity indexed feature, I ACKNOWLEDGE that: a. The annual crediting for the indexed account tracks the gains and losses of an outside financial index, subject to a growth cap and floor. I further understand that, while the values of the policy may be determined, in part, by reference to an external index, the policy does not directly participate in any stock or equity investments. Any values show, other than minimum values, are not guarantees, promises, or warranties; and b. The first time any index credit (earnings on the indexed account) may be credited to the indexed account is on the indexed account segment’s first anniversary and that any such amount will not be part of the first segment’s end-of-first-year value, since each segment year includes the last day of the segment year, but not the segment anniversary. SIGNATURES The undersigned, under penalty of perjury, represent that they are authorized to execute this document, that they are authorized to make the representations set forth in this document, and that all requirements concerning the use of the corporate seal a nd officer signatures have been met. If insured or owner is 14 years and 6 months or younger, a signature of parent/guardian is required. Signed and Dated by the Applicant in: City State Date Proposed Insured’s Signature, Owner’s* Signature & Title, if corporation, trust, or business entity Applicant’s* Signature, if other than the Proposed Insured or Owner Proposed Additional Insured’s Signature, if submitting application for Second-to-Die or additional insured term rider Additional Owner’s* Signature & Title, if applicable Applicant’s Title, if corporation, trust or business entity *If a corporation, the signature and title of any authorized representative other than the Proposed Insured(s) is required. If a trust, the signature of the trustee is required. If there are co-trustees, one trustee must sign. If there are joint trustees, all trustees must sign. Applicant’s Name: First MI Last (print) Corporation or Business Entity’s Name, if applicable PRODUCER’S CERTIFICATION I certify that I have truly and accurately recorded hereon the information supplied. Soliciting Producer’s Name: First MI Last (print) Soliciting Producer’s Signature A05LI-NY Page 10 85-23808-13 05/2006

This Page is Intentionally Left Blank

Page 11	85-23808-13 05/2006

AUTH PACIFIC LIFE & ANNUITY COMPANY Mailing Address Life Insurance Operations Center P.O. Box 6520 • Newport Beach, CA 92658-6520 (888) 595-6997 AUTHORIZATION OF THE PROPOSED INSURED TO OBTAIN INFORMATION — THIS AUTHORIZATION COMPLIES WITH THE SECTION M HIPAA PRIVACY RULES Complete for all applications. I authorize any physician, health care professional, medical practitioner, other health care provider, hospital, clinic, laboratory, pharmacy, medical facility, other medical or medically related facility, insurance company, health plan, the Medical Information Bureau, Inc., consumer reporting agency, state motor vehicle agency, or employer to release to Pacific Life & Annuity Company (“PL&A”) its subsidiaries, reinsurers, agents, employees and representatives, any information they may have in their possession or under their control as to the diagnosis, treatment, prognosis of any physical or mental condition, human immunodeficiency virus (HIV) infection, sexually transmitted diseases, treatment of mental illness, and the use of tobacco, and any non-medical information, including finances, avocations, occupation, plans for future foreign travel, and driving record for me and any minor children who are to be insured. Although Federal Regulation protects information related to drug or alcohol abuse from disclosure, I give permission to collect this information. This authorization is not affected or limited by any prior agreements I may have made with any of the above persons or entities to restrict the release of such information, and I instruct them to release and disclose all such information without restriction. I understand that the reason for releasing such information under this authorization is to determine eligibility for insurance and that such information will not be released to any person or organization except reinsurer, the Medical Information Bureau, Inc., and other persons or organizations performing business or legal services in connection with my application, or as may be otherwise required by law, or as I may further authorize. I understand that I may revoke this authorization at any time by sending a written revocation request to PL&A at: P. O. Box 6520, Newport Beach, CA 92658-6520. Such a revocation will not affect any action taken or information released prior to the revocation, and will not affect any legal right PL&A has to contest an insurance policy/certificate, or to contest a claim under an insurance policy/certificate. I understand that if I revoke this authorization, PL&A may not be able to process my application, and may not be able to make any benefit payments due under any existing policy, certificate, or other binding agreement. This authorization shall remain in force for 24 months after the date of my signature below, and a copy of this authorization is as valid as the original. I understand that once any such health-related information is released pursuant to this authorization, that information may be redisclosed and will no longer be covered or protected by the HIPAA rules governing privacy and confidentiality of health information. I acknowledge that I have received a copy of this authorization. Signed and Dated by the Proposed Insured(s) In: City State Month/Day/Year Proposed Insured’s Name: First MI Last (print) Proposed Additional Insured’s Name: First MI Last (if applicable, print) Signature of Proposed Insured (or signature of parent if Proposed Insured is 14 years and 6 months or younger) Signature of Proposed Additional Insured (if applicable) A05LI-AUTH Page 12 85-23808-13 05/2006

PACIFIC LIFE & ANNUITY COMPANY Mailing Address Life Insurance Operations Center P.O. Box 6520 • Newport Beach, CA 92658-6520 (888) 595-6997 SECTION N AUTHORIZATION FOR ELECTRONIC FUNDS TRANSFER — MONTHLY BANK DRAFT To be completed by the Authorized Account Holder. As a convenience to me, I request and authorize you to pay and charge to the bank account referenced below any monthly debit entries on that account by and payable to the order of Pacific Life & Annuity Company, provided there are sufficient collected funds in said account to pay the same upon presentation. I agree that your rights in respect to each such debit shall be the same as if it were a debit drawn on you and signed personally by me. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice I agree that you shall be fully protected in honoring any such debit. Pacific Life & Annuity will determine the monthly draft date based upon my policy effective date. However, any special drafting requests are indicated below. Special Drafting Request: All requests for special dating must be from the 4th through the 28th and (mo/day/year) will be reviewed against the policy date for eligibility. A voided check must be attached below. A blank deposit slip will not be accepted. Premium payments can only be drawn from authorized U.S. financial institutions. Premium payments cannot be drawn from savings or money market accounts. ACCOUNT INFORMATION Financial Institution’s name and address required if not printed on attached check. Name(s) on Account Authorized Account Holder’s Name: First MI Last (print) Account Number Financial Institution’s Name Financial Institution’s Address: Street City State Zip Code PLACE VOIDED CHECK HERE SIGNATURE Authorized Account Holder’s Signature Date Page 13 85-23808-13 05/2006

SECTION O	PRODUCER INFORMATION		
PRODUCER REPORT Complete for all applications.	To be answered by the soliciting Producer	YES	NO
	1. Have you personally asked all applicable questions in this application? (If no, explain in "Remarks")	☐	☐
	2. Are you aware of any information not given in the application that might affect the insurability of the Proposed Insured(s)? (If yes, explain in "Remarks")	☐	☐
	3. Did the Proposed Insured/Additional Insured change his/her name during the past 5 years? (If yes, give former name(s) in "Remarks")	☐	☐
	4. To the best of your knowledge, is this life insurance intended to replace, or will it cause a change in, or involve a loan from any life insurance or annuity on any Proposed Insured's life or in any life insurance or annuity owned by the Applicant? (If yes, give details in "Remarks")	☐	☐
	5A. If sales materials were used in this sale, did you use only sales materials approved by Pacific Life & Annuity Company?	☐	☐
	B. If sales materials were used in the sale, did you leave sales materials with the Applicant?	☐	☐
	6. Is application submitted on a: ☐ Medical Basis? ☐ Guaranteed Issue Basis? ☐ Non-Medical Basis? ☐ Guaranteed to Issue Basis?		
	7. Check appropriate items that have been ordered: ☐ Medical Exam ☐ H.O. Specimen ☐ Paramedical Exam ☐ Inspection Report ☐ EKG ☐ APS ____________ ☐ Blood Profile ____________		
	8. If this policy is used to fund a tax-qualified plan, indicate type: ☐ Pension/Profit Sharing ☐ HR-10 ☐ Other (Explain In "Remarks")		

BUSINESS INSURANCE

Complete if applying for business insurance.

1. This life insurance policy is being purchased in conjunction with a:
   - A. ☐ Buy/Sell
   - B. ☐ Employee Fringe Benefit
   - C. ☐ Deferred Compensation
   - D. ☐ Split Dollar
   - E. ☐ Key Employee
   - F. ☐ Other (Explain in "Remarks")

G. Name of Principal Officers, Partners, or Key Employees	Position	% of Business Owned	Amount of Insurance Owned by Business

H. What is the current value of the business? $

I. What was the annual net profit (before taxes) of business? Last Year $ 2 Years Ago $

J. Are other officers, partners, or key employees proportionately insured? ☐ Yes ☐ No (If no, explain in "Remarks")

JUVENILE INSURANCE

Complete if the Proposed Insured is 14 years and 6 months or younger.

1. Did you personally observe the Proposed Insured? ☐ Yes ☐ No (If no, explain in "Remarks")
2. Are the Proposed Insured's brothers and sisters insured for equal amounts? ☐ Yes ☐ No (If no, explain in "Remarks")

3A. Name of Person on whom Proposed Insured depends for support:		B. Relationship to Insured
C. Estimated annual income $	D. Estimated net worth $	E. Estimated amount of life insurance $

4A. Name of Applicant	B. Relationship to Insured
C. Purpose of Insurance	D. Amount of life insurance in force $

Page 14 85-23808-13 05/2006

SECTION P PRODUCER CERTIFICATION Complete for all applications. I certify that to the best of my knowledge and belief: YES NO A. I have presented to the Company all pertinent facts and have correctly and completely recorded all required answers. B. I have given the Proposed Insured(s) (or Parent for Juvenile insurance) a copy of the Disclosure Notice, and any other disclosure notice or statement required by state or federal law. C. I have fully explained the terms and conditions of the Temporary Insurance Agreement to the Proposed Insured(s) (or Owner) and have given it to him/her (them). D. I have complied with state and federal laws on cost comparison, illustration, and replacement. E. I have reviewed, with my Broker Dealer, as applicable, the purchase of this insurance policy. F. If sales activity (including solicitation, application and policy delivery) took place in a state other than the application state, indicate the states and associated activity. (If needed, use “Remarks” section below) State(s) Activity Signature(s) Of Soliciting Producer(s). Pay Commission as Indicated Below. First Name Listed Below Will Be The Servicing Producer PRODUCER’S INFORMATION If more than 3 producers, use “Remarks” section below. PRODUCER 1 — (Servicing Producer) Name: First MI Last Telephone Number (include area code) E-mail Address Fax Number (include area code) RLO or PL&A Servicing Office # Producer Code Comm. % Comm. Payout Choice PRODUCER 2 Name: First MI Last Telephone Number (include area code) E-mail Address Fax Number (include area code) RLO or PL&A Servicing Office # Producer Code Comm. % Comm. Payout Choice PRODUCER 3 Name: First MI Last Telephone Number (include area code) E-mail Address Fax Number (include area code) RLO or PL&A Servicing Office # Producer Code Comm. % Comm. Payout Choice Broker-Dealer Name REMARKS — IDENTIFY QUESTION AND GIVE DETAILS Page 15 85-23808-13 05/2006

This Page is Intentionally Left Blank

Page 16	85-23808-13 05/2006

PACIFIC LIFE & ANNUITY COMPANY
Mailing Address	Life Insurance Operations Center P.O. Box 6520 • Newport Beach, CA 92658-6520 (888) 595-6997
DISCLOSURE NOTICE
TO BE DETACHED AND LEFT WITH THE PROPOSED INSURED(S)
This is a brief description of our underwriting process (“process”). It will help you understand how an application for insurance is handled, the types and sources of information (“data”) we may collect about you, the circumstances under which we may disclose that data to others and your right to learn the nature and substance of that data. The purpose of the process is to see if you qualify for insurance under our rules, and if you do, to establish the proper premium charge. This will assure that the cost of insurance is shared fairly among all policy owners. To determine your insurability, we consider factors such as your medical history, physical condition, occupation, and hazardous avocations. We get this data from various sources.
Application and Medical Records — Your application, including the medical history, is the primary source of data in the process. We may ask you to take a physical exam or other special medical test. We may also ask for a report from your doctor or hospital, another insurance company, or the Medical Information Bureau, Inc. (“MIB”). When we do so, we will use the authorization you signed with your application.
Medical Information Bureau, Inc. — MIB is a non-profit corporation, which maintains a data exchange for member life insurance companies. As a member company, we will ask MIB if it has a record for you. If you applied to a member company for insurance, MIB may have data about you in its file. The purpose of MIB is to protect member companies and their policy owners from those who would conceal facts relevant to their insurability. The data, which is obtained from MIB, may be used only as an alert to the possible need for further investigation. It cannot be used as a basis to make a final underwriting decision. Pacific Life & Annuity Company, its subsidiaries, or its reinsurer(s) may make a brief report to MIB. If you later apply to another MIB member company for life or health insurance coverage, or a claim for benefits is made to such a company, MIB may supply the company with data it may have about you in its file. At your request, MIB will arrange disclosure of any data it may have about you in its file. If you question the accuracy of such data, you may contact MIB and seek a correction in accordance with the federal Fair Credit Reporting Act procedures. Their address is MIB, PO Box 105, Essex Station, Boston, MA 02112. Their phone no. is (866) 692-6901.
Investigative Consumer Report — We may request an investigative consumer report (“ICR”) from a consumer reporting agency (“CRA”). An ICR confirms and supplements the data in your application having to do with employment, residence, smoking habits, marital status, occupation, hazardous avocations, and general health. An ICR may also cover data about your general reputation, motor vehicle driving record, criminal activity, personal characteristics, and mode of living, except as may be related directly or indirectly to your sexual orientation. This data may be obtained through personal interviews with you, your family, friends, neighbors, and business associates. If an ICR is required and you wish to be personally interviewed, please let us know and we will notify the CRA. The data contained in the report may be retained by the CRA and later disclosed to other companies to the extent permitted by the Fair Credit Reporting Act. You have a right to make a written request within a reasonable time to receive any other details about the nature and scope this report. An ICR may have an adverse effect on your insurability. If it should, however, we will notify you in writing and identify the CRA.
DISCLOSURE TO OTHERS
Data obtained about you during the process and at other times is private and will not be disclosed to others without your written authorization except to the extent necessary for the conduct of our business. Examples of situations where we may share data about you are as follows:
1.	The Producer may keep a copy of your application, and after a policy is issued will have access to ongoing policy data to better serve you.

2.	If reinsurance were required, the reinsurance company would have access to our application file.

3.	We may release data to another life insurance company to whom you have applied for insurance or to whom you have submitted a claim for benefits, if you have authorized it to obtain such data.

4.	We may report data to MIB.

5.	We will disclose data to government, law enforcement, and others where required by law.
DISCLOSURE TO YOU
In general, you have a right to learn the nature and substance of any personal data about you in our file upon written request. Whenever an adverse underwriting decision is made, we will notify you of the reason(s) for the decision and the source of the data on which our action is based. Medical record data, however, will normally be given only to a licensed physician of your choice. Please refer to the section on MIB for their disclosure procedures. Should you feel that any data we have is not correct or complete, please write to: Manager, Risk Selection Department, Pacific Life & Annuity Co., P.O. Box 6520 Newport Beach, CA 92658-6520. Your comments will be carefully considered and corrections made where justified. We hope this Notice will help you to understand how we obtain and use personal data in the underwriting process, and the ways you can learn about this data. We are concerned with insuring privacy as well as lives, and the collection, use, and disclosure of personal data is limited to those specified in this Notice.

A05DIS	Page 17	85-23808-13 05/2006